Exhibit 99.2

Contact:	Media: Brenda Hines 1-313-594-1099	Fixed Income Investment Community: David Dickenson 1-313-621-0881
	bhines1@ford.com	ddickens@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $95 MILLION IN THE THIRD QUARTER OF 2008*

DEARBORN, Mich., November 7, 2008 – Ford Motor Credit Company reported net income of $95 million in the third quarter of 2008, down $239 million from earnings of $334 million a year earlier.  On a pre-tax basis, Ford Motor Credit earned $161 million, compared with $546 million in the previous year.

The decrease in pre-tax earnings primarily reflected the non-recurrence of net gains related to market valuation adjustments to derivatives, a higher provision for credit losses, and lower volume.  These were offset partially by higher financing margin.

In the third quarter of 2008, pre-tax earnings would have been $185 million excluding net losses of $24 million related to market valuation adjustments to derivatives.  In the third quarter of 2007, pre-tax earnings would have been $341 million excluding net gains of $205 million related to market valuation adjustments to derivatives.

“We were able to earn a pre-tax operating profit in the third quarter despite increased pressure from the market,” said Mike Bannister, Ford Motor Credit chairman and CEO.  “We expect the marketplace to remain extraordinarily challenging.  To weather these conditions, we will continue to focus on our dealers and customers through the factors we control – our strong credit practices, solid risk management, and exceptional account servicing.”

On September 30, 2008, Ford Motor Credit’s on-balance sheet net receivables totaled $127 billion, compared with $141 billion at year-end 2007.  Managed receivables were $130 billion on September 30, 2008, down from $147 billion on December 31, 2007.  The lower receivables were more than explained by lower North America receivables, the impact of divestitures and alternative business arrangements, changes in currency exchange rates, and the second quarter 2008 impairment charge for North America operating leases.

On September 30, 2008, managed leverage was 9.6 to 1.

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  Ford Motor Credit is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury, Jaguar, Land Rover, Mazda and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

— — — —
*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
###

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended September 30, 2008 and 2007
(in millions)

	Third Quarter		Nine Months
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,598	$1,614	$5,000	$4,663
Retail	866	884	2,504	2,580
Interest supplements and other support costs earned from affiliated companies	1,189	1,186	3,682	3,378
Wholesale	425	515	1,340	1,607
Other	32	43	103	133
Total financing revenue	4,110	4,242	12,629	12,361
Depreciation on vehicles subject to operating leases	(1,573)	(1,596)	(7,477)	(4,521)
Interest expense	(1,888)	(2,149)	(5,781)	(6,464)
Net financing margin	649	497	(629)	1,376
Other revenue
Investment and other income related to sales of receivables	69	97	186	308
Insurance premiums earned, net	28	43	110	130
Other income, net	225	546	646	964
Total financing margin and other revenue	971	1,183	313	2,778
Expenses
Operating expenses	415	445	1,161	1,451
Provision for credit losses	377	173	1,249	301
Insurance expenses	18	19	90	74
Total expenses	810	637	2,500	1,826
Income/(Loss) before income taxes	161	546	(2,187)	952
Provision for/(Benefit from) income taxes	66	212	(870)	363
Income/(Loss) before minority interests	95	334	(1,317)	589
Minority interests in net income of subsidiaries	0	0	0	0
Income/(Loss) from continuing operations	95	334	(1,317)	589
Gain on disposal of discontinued operations	—	—	9	—
Net income/(loss)	$95	$334	$(1,308)	$589

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$13,918	$14,137
Marketable securities	5,734	3,155
Finance receivables, net	102,086	111,468
Net investment in operating leases	25,230	29,663
Retained interest in securitized assets	154	653
Notes and accounts receivable from affiliated companies	975	906
Derivative financial instruments	2,187	2,811
Other assets	5,021	6,230
Total assets	$155,305	$169,023

LIABILITIES AND SHAREHOLDER'S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,889	$1,837
Affiliated companies	1,785	2,308
Total accounts payable	3,674	4,145
Debt	129,060	139,411
Deferred income taxes	2,892	5,380
Derivative financial instruments	961	1,376
Other liabilities and deferred income	7,016	5,314
Total liabilities	143,603	155,626

Minority interests in net assets of subsidiaries	0	3

Shareholder's interest
Shareholder's interest	5,149	5,149
Accumulated other comprehensive income	1,340	1,730
Retained earnings	5,213	6,515
Total shareholder's interest	11,702	13,394
Total liabilities and shareholder's interest	$155,305	$169,023

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Third Quarter		First Nine Months
	2008	2007	2008	2007
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	46%	45%	40%	39%
Wholesale	77	79	77	79

Europe
Financing share – Ford
Retail installment and lease	31%	26%	28%	26%
Wholesale	98	95	98	96

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	277	349	864	1,008
Canada	43	54	122	148
Total North America segment	320	403	986	1,156

International segment
Europe	149	170	504	541
Other international	27	53	105	159
Total International segment	176	223	609	700
Total contract volume	496	626	1,595	1,856

Borrowing Cost Rate*	5.7%	6.2%	5.5%	6.1%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment and lease	$299	$170	$757	$388
Wholesale	(3)	13	10	25
Other	—	1	4	3
Total charge-offs – on-balance sheet receivables	$296	$184	$771	$416

Total loss-to-receivables ratio	0.89%	0.53%	0.74%	0.40%

Managed Receivables**
Retail installment and lease	$306	$186	$786	$436
Wholesale	(3)	13	10	25
Other	—	1	4	3
Total charge-offs – managed receivables	$303	$200	$800	$464

Total loss-to-receivables ratio	0.89%	0.54%	0.75%	0.42%

— — — — —
*	On-balance sheet debt includes the effects of derivatives and facility fees.
**	See appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP.  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

●
Managed receivables:  receivables reported on Ford Motor Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service

●
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

●	Equity: shareholder’s interest reported on Ford Motor Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Motor Credit’s balance sheet include assets included in securitizations that do not qualify for accounting sale treatment.  These assets are available only for repayment of the debt or other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit’s other creditors.  Debt reported on Ford Motor Credit’s balance sheet includes obligations issued or arising in securitizations that are payable only out of collections on the underlying securitized assets and related enhancements.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	September 30,	December 31,
	2008	2007
	(in billions)
Total debt	$129.1	$139.4
Securitized off-balance sheet receivables outstanding	1.1	6.0
Retained interest in securitized off-balance sheet receivables	(0.2)	(0.7)
Adjustments for cash, cash equivalents and marketable securities*	(19.1)	(16.7)
Adjustments for hedge accounting**	(0.2)	0.0
Total adjusted debt	$110.7	$128.0

Total equity (including minority interest)	$11.7	$13.4
Adjustments for hedge accounting**	(0.2)	(0.3)
Total adjusted equity	$11.5	$13.1

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	9.6	9.8
Memo: Financial statement leverage (to 1) = Total debt / Total equity	11.0	10.4

Net Finance Receivables and Operating Leases	September 30,	December 31,
	2008	2007
On-Balance Sheet Receivables	(in billions)
Retail installment	$71.0	$74.2
Wholesale	30.7	34.8
Other finance receivables	3.0	3.4
Unearned interest supplements	(1.3)	—
Allowance for credit losses	(1.3)	(1.0)
Finance receivables, net	102.1	111.4
Net investment in operating leases	25.2	29.7
Total net finance receivables and operating leases	$127.3	$141.1

Off-Balance Sheet Receivables –Retail	$1.1	$6.0

Managed Receivables
Retail installment	$72.1	$80.2
Wholesale	30.7	34.8
Other finance receivables	3.0	3.4
Unearned interest supplements	—	—
Allowance for credit losses	(1.3)	(1.0)
Finance receivables, net	104.5	117.4
Net investment in operating leases	25.2	29.7
Total net finance receivables and operating leases	$129.7	$147.1

— — — — —
*	Excludes marketable securities related to insurance activities.
**	Primarily related to market valuation adjustments to derivatives due to movements in interest rates.